EXHIBIT I

                Asset Purchase Agreement, dated October 22, 1999, by and between Mason Oil Company, Inc. and Brandmakers, Inc.

                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                             MASON OIL COMPANY, INC.
                                       AND
                                BRANDMAKERS, INC.


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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1 PURCHASE AND SALE OF ASSETS

      1.1.  PURCHASE AND SALE OF ASSETS......................................1
      1.2.  RETAINED ASSETS..................................................2
      1.3.  LIABILITIES......................................................3

ARTICLE 2 CONSIDERATION......................................................3
      2.1.  PURCHASE PRICE...................................................3
      2.2.  PAYMENT OF PURCHASE PRICE........................................3

ARTICLE 3 CLOSING OBLIGATIONS OF THE PARTIES.................................3
      3.1.  CLOSING..........................................................3
      3.2.  OBLIGATIONS OF THE PARTIES AT AND AFTER THE CLOSING..............3

ARTICLE 4 REPRESENTATIONS AND WARRANTIES BY SELLER...........................5
      4.1.  AUTHORIZATION....................................................5
      4.2.  ORGANIZATION, GOOD STANDING AND QUALIFICATION....................5
      4.3.  CAPITALIZATION...................................................5
      4.4.  NO VIOLATION.....................................................5
      4.5.  ACQUIRED ASSETS..................................................5
      4.6.  TITLE TO PROPERTIES: ENCUMBRANCES................................6
      4.7.  INTELLECTUAL PROPERTY............................................6
      4.8.  YEAR 2000; NO ADVERSE WARRANTIES.................................6
      4.9.  LITIGATION.......................................................7
      4.10. PRODUCT AND SERVICE WARRANTIES...................................7
      4.11. CONTRACTS........................................................7
      4.12. CONSENTS AND APPROVALS...........................................7
      4.13. COMPLIANCE WITH APPLICABLE LAW...................................7
      4.14. EMPLOYEES AND EMPLOYEE RETENTIONS................................8
      4.15. EMPLOYEE BENEFIT PLANS...........................................8
      4.16. ENVIRONMENTAL, HEALTH AND SAFETY MATTERS.........................8
      4.17. PROFESSIONAL FEES................................................9
      4.18. AFFILIATE TRANSACTIONS...........................................9
      4.19. LIABILITIES......................................................9
      4.20. FINANCIAL STATEMENTS.............................................9
      4.21. NO ADVERSE CHANGE................................................9
      4.22. NO GENERAL SOLICITATION.........................................10
      4.23. FULL DISCLOSURE.................................................10

ARTICLE 5 REPRESENTATIONS AND WARRANTIES BY BUYER...........................10
      5.1.  AUTHORIZATION...................................................10
      5.2.  ORGANIZATION AND GOOD STANDING..................................10
      5.3.  NO VIOLATION....................................................11
      5.4.  CAPITALIZATION; VALIDITY OF THE SHARES..........................11
      5.5.  CONSENTS AND APPROVALS..........................................11
      5.6.  PROFESSIONAL FEES...............................................11
      5.7.  SEC DOCUMENTS...................................................11
      5.8.  FULL DISCLOSURE.................................................12

ARTICLE 6 COVENANTS AND AGREEMENTS OF SELLER................................12
      6.1.  CONDUCT OF BUSINESS.............................................12
      6.2.  FURTHER ASSURANCES..............................................12
      6.3.  CONFIDENTIALITY.................................................12
      6.4.  CONSENTS AND APPROVALS..........................................13

ARTICLE 7 COVENANTS AND AGREEMENTS OF BUYER.................................13
      7.1.  CONSENTS AND APPROVALS..........................................13
      7.2.  PRESS RELEASE; FILING OF 8-K....................................13

ARTICLE 8 CONDITIONS TO BUYER'S OBLIGATIONS.................................13
      8.1.  REPRESENTATIONS AND WARRANTIES..................................13
      8.2.  PERFORMANCE BY SELLER...........................................13
      8.3.  CERTIFICATE OF SELLER...........................................13
      8.4.  CLOSING DELIVERIES..............................................14
      8.5.  CONSENTS AND APPROVALS..........................................14
      8.6.  LEGAL DUE DILIGENCE REVIEW......................................14
      8.7.  EXECUTION OF INVESTMENT REPRESENTATION LETTER...................14
      8.8.  CONFIRMATION OF VALUE...........................................14
      8.9.  CONFIRMATION OF AVAILABILITY OF EXEMPTION.......................14

ARTICLE 9 CONDITIONS TO SELLER'S OBLIGATIONS................................14
      9.1.  CERTIFIED ARTICLES AND GOOD STANDING CERTIFICATES...............14
      9.2.  REPRESENTATIONS AND WARRANTIES..................................15
      9.3.  PERFORMANCE BY BUYER............................................15
      9.4.  CERTIFICATE OF BUYER............................................15
      9.5.  CLOSING DELIVERIES..............................................15
      9.6.  OBLIGATIONS TO PAUL INGRAM AND JOHN NAYLOR......................15
      9.7.  COMPOSITION OF BOARD OF DIRECTORS...............................15

ARTICLE 10 MISCELLANEOUS....................................................15
      10.1. EXPENSES........................................................15
      10.2. ASSIGNABILITY: PARTIES IN INTEREST..............................15
      10.3. ALLOCATION OF PURCHASE PRICE....................................16
      10.4. ENTIRE AGREEMENT: AMENDMENTS....................................16
      10.5. HEADINGS........................................................16
      10.6. SEVERABILITY....................................................16
      10.7. NOTICES.........................................................16
      10.8. GOVERNING LAW...................................................17
      10.9. COUNTERPARTS....................................................17


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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (THE "AGREEMENT") is made and entered into effective of the _______ day of October, 1999 by and between Mason Oil Company, Inc., a Utah corporation ("BUYER") AND BRANDMAKERS, INC., A GEORGIA CORPORATION ("SELLER"). All references to Seller shall include each of the subsidiaries of the Seller, if any.

                                    RECITALS

     A.....Seller  desires to sell to Buyer,  and Buyer desires to purchase from
Seller, at the Closing, as hereinafter defined, the Acquired Assets, as hereinafter defined, ASSOCIATED WITH ALL BUSINESS CONDUCTED BY AND THROUGH THE SELLER (THE "BUSINESS") upon and subject to the terms and conditions contained in this Agreement.

     B.....Buyer  and Seller intend that this Agreement be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code, as amended.

     C.....Seller  and Buyer  intend that the issuance of the Shares (as defined herein) hereunder, be effected in a transaction exempt from federal securities registration requirements, pursuant to the Regulation D promulgated under the Securities Act of 1933, as AMENDED (THE "ACT").

     D.....As a result of the issuance of the Shares,  as  contemplated  hereby,
Seller will become a majority shareholder of Buyer and Buyer will continue to exist as a Utah corporation, incorporation number 088726, which was formed under the name Sonic Petroleum, Inc., pursuant to the Articles of Incorporation originally filed with the Utah Lieutenant Governor on October 2, 1980, which Articles were amended on May 26, 1981, so that the Articles of Incorporation, as amended, are in the form attached hereto as Exhibit A (the "ARTICLES OF INCORPORATION").

                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants which are made and are to be performed by the respective parties, it is agreed as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

     1.1...PURCHASE AND SALE OF ASSETS.

     Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer and Buyer shall purchase, acquire and accept from Seller, all of Seller's tangible and intangible rights and assets including all ASSETS OWNED, LICENSED OR OTHERWISE USED IN THE BUSINESS (THE "ACQUIRED ASSETS"), and including, but not limited to, the following:

     (A)...SELLER INTELLECTUAL PROPERTY. THE "SELLER INTELLECTUAL PROPERTY" consists of ---------------------------- the following:

          (i) all patents, trademarks, trade names, service marks, trade dress, copyrights and any renewal rights therefor, mask works, net lists, schematics, technology, manufacturing processes, supplier lists, trade secrets, know-how, moral rights, computer software programs or applications (in both source and object code form), applications and registrations for any of the foregoing:

          (ii) all goodwill associated with trademarks, trade names, service marks and trade dress;

          (iii) all domain names and other indicia of ownership relating thereto;

          (iv) all software and firmware listings, and updated software source code, and complete system build software and instructions related to all software described herein;

          (v) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein;

          (vi) all other tangible or intangible proprietary information and materials; and

          (v) all license and other rights in any third party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property, including, without limitation, the types of intellectual property and tangible and intangible proprietary information described in (i) through (v) above.

     (B)...OTHER ASSETS. "OTHER ASSETS" mean all other assets of Seller, including all assets used in the Business, other than Seller Intellectual Property and Retained Assets (as defined below), including, without limitation, inventories, prepaid expenses, equipment (including computer hardware and equipment), furniture, cash deposits, contracts, agreements, commitments, permits, warranties, claims and other choate and inchoate rights, but excluding rights relating to contractual obligations other than Assumed Contracts (as defined below). Schedule 1.1(b) sets forth a non-exclusive list of the Other Assets.

     (C)...ASSUMED CONTRACTS. At the Closing, Buyer shall assume only those written contracts, written agreements, written leases for personal or real property and written commitments of Seller which are specifically listed on
Schedule 1.1(c), including any OBLIGATIONS AND LIABILITIES OF THE COMPANY THEREUNDER (THE "ASSUMED CONTRACTS"), which shall thereafter be performed by Buyer when due, and Buyer agrees to defend, indemnify, release and hold harmless Seller for any obligations or liabilities of the Seller, relating to the Assumed Contracts, that arise after the Closing.

     1.2...RETAINED ASSETS.

     Notwithstanding any provision to the contrary in Section 1.1, the assets of the SELLER SET FORTH ON SCHEDULE 1.2 (THE "RETAINED ASSETS") shall not be a part of the Acquired Assets.

     1.3...LIABILITIES.

     Except as specifically set forth on Schedule 1.3 and executory obligations under the ASSUMED CONTRACTS (THE "ASSUMED LIABILITIES"), Buyer shall not assume or be deemed to assume, or to have any obligations with respect to, any liabilities or obligations of Seller or the Acquired Assets of any nature whatsoever, whether such other liabilities and obligations arose or arise before or after, or mature before or after, the Closing (the "RETAINED LIABILITIES").

                                    ARTICLE 2

                                  CONSIDERATION

     2.1...PURCHASE PRICE.

     The Purchase Price for the Acquired Assets shall be 89,000,000 shares of Buyer's COMMON STOCK, $0.001 PAR VALUE PER SHARE (THE "SHARES").

     2.2...PAYMENT OF PURCHASE PRICE.

     Buyer shall issue and deliver to Seller at the Closing a certificate representing all of the Shares. The parties understand and acknowledge that all certificates representing any of the Shares will bear restrictive legends reflecting the status of the Shares as unregistered, restricted securities, subject to the restrictions on transfer imposed by the Act and applicable state securities laws.

                                    ARTICLE 3

                       CLOSING OBLIGATIONS OF THE PARTIES

     3.1...CLOSING

     The closing of the sale and transfer of the Acquired Assets from Seller to Buyer as PROVIDED HEREIN (THE "CLOSING") shall take place and be effective for all purposes at 12:00 noon, local time, on October __, 1999, at the offices of Snell & Wilmer, L.L.P., Salt Lake City, Utah, or at such other time and place as the parties hereto mutually agree.

     3.2...OBLIGATIONS OF THE PARTIES AT AND AFTER THE CLOSING.

     (a) At the Closing, Buyer shall deliver to Seller (or Seller's agent):

          (I)...A DULY ISSUED CERTIFICATE REPRESENTING THE SHARES;

          (ii)..a certificate of Buyer certifying as to the accuracy of Buyer's representations and warranties at and as of the Closing and that Buyer has performed or complied with all of the covenants, agreements, terms, provisions and conditions of this Agreement to be performed or complied with by Buyer at or before the Closing;

          (iii).a copy of resolutions of the Board of Directors of Buyer, certified by Buyer's Secretary, authorizing the execution, delivery and performance of this Agreement and other documents to be executed by Buyer as contemplated hereby, and the consummation of the transactions contemplated hereby;

          (iv)..a copy of Buyer's Articles of Incorporation as currently in effect, CERTIFIED BY THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE (THE "DIVISION"), as well as a good standing certificate issued by the Division certifying Buyer's existence and status as a Utah corporation in good standing; and

          (v)...such other certificates and documents as Seller or its counsel may reasonably request.

     (b) At the Closing, Seller will deliver to Buyer:

          (i)...such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to Buyer, as shall be effective to vest in Buyer all of Seller's title to and interest in the Acquired Assets, all of Seller's contracts and commitments, books, records and other data relating to the Acquired Assets, Business and operation thereof (except minute and stock books and similar corporate records and any other documents and records which Seller is required by law to retain in its possession and contracts, commitments and records not assigned to Buyer as provided herein), and, simultaneously with such delivery, will take such steps as may be necessary to put Buyer in actual possession and operating control of the Acquired Assets and the Business;

          (ii)..a certificate of Seller certifying as to the accuracy of Seller's representations and warranties at and as of the Closing and that Seller has performed or complied with all of the covenants, agreements, terms, provisions and conditions to be performed or complied with by Seller at or before the Closing;

          (iii).a copy of resolutions of the Board of Directors of Seller, certified by Seller's Secretary, authorizing the execution, delivery and performance of this Agreement and the other documents referred to herein to be executed by Seller, and the consummation of the transactions contemplated hereby;

          (iv)..executed copies of all consents of third parties necessary in connection with the transfer of any of the Acquired Assets to Buyer;

          (v)...title   certificates   and  transfer   documents   suitable  for
     recordation for any assets for which title is recorded in any governmental office;

          (vi)..releases of all security interests, liens and encumbrances relating to any of the Acquired Assets and not relating to the Acquired Liabilities;

          (vii).copies  of  Investment   Representation  Letters,  in  the  form
     attached as Exhibit B, from each shareholder of Seller assuming that the Shares are to be distributed by Seller to its shareholders; and

          (viii) such other certificates and documents as Buyer or its counsel may reasonably request.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES BY SELLER

Seller hereby represents and warrants to Buyer as follows:

     4.1...AUTHORIZATION.

     Seller has full corporate power and authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. The Board of Directors of Seller has taken all action required by law, its Articles of Incorporation, its Bylaws and otherwise to authorize the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby. This Agreement constitutes the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

     4.2...ORGANIZATION, GOOD STANDING AND QUALIFICATION.

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and in good standing in every jurisdiction in which the failure to be in good standing would have a material adverse effect on the Business. Seller has full corporate power and authority to carry on the Business as now conducted and possesses all governmental and other permits, licenses and other authorizations to own, lease or operate the Acquired Assets as now owned, leased and operated and to carry on the Business as presently conducted.

     4.3...CAPITALIZATION.

     Schedule 4.3 sets forth the authorized and issued capital stock of Seller, together with a list of the holders thereof and the amounts so held. Seller has not issued any shares of its capital stock other than as set forth on Schedule 4.3, and there are no outstanding warrants, options or other rights to purchase or acquire any shares of capital stock of Seller, nor any outstanding securities convertible or exchangeable into shares of capital stock of Seller or outstanding warrants, options or other rights to acquire any such convertible or exchangeable securities.

     4.4...NO VIOLATION.

     The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not: (a) violate any provision of, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Seller is a party or by which any of the Acquired Assets are bound; (b) violate any provision of the Articles of Incorporation or Bylaws of Seller; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Seller; or (d) violate any other contractual or legal obligation or restriction to which Seller is subject.

     4.5...ACQUIRED ASSETS.

     The Acquired Assets constitute all the assets owned, leased or used by Seller which are in any way necessary to the continued operation of the Business as now being conducted. The Acquired Assets are in good condition and working order (ordinary wear and tear excepted) and are suitable for use in the Business in the manner in which they are currently being used. The Assumed Contracts are, and upon assumption and assignment to Buyer pursuant to this Agreement will be, in full force and effect and are valid and binding obligations of the parties thereto, and Seller is not in default under any of the foregoing.

     4.6...TITLE TO PROPERTIES: ENCUMBRANCES.

     Seller has good, valid and marketable title to, or valid leasehold interests in, all of the Acquired Assets and Seller has full right to sell, convey, transfer, assign and deliver any and all of its right, title and interest in and to such Acquired Assets, free and clear of any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge of any kind, except (i) as set forth on Schedule 4.6 hereto, (ii) mechanics', carriers', workmen's, repairmen's and other like liens arising or incurred in the ordinary course of business and which will be satisfied prior to Closing,
(iii) liens for taxes and other governmental charges which are not yet due and payable, and (iv) other imperfections of title which do not, individually or in the aggregate, materially impair the continued use and operation of the Acquired Assets or the Business as presently CONDUCTED (ALL THE FOREGOING, COLLECTIVELY, "PERMITTED LIENS").

     4.7...INTELLECTUAL PROPERTY.

     Without limiting Section 4.6, Seller owns or has acquired by license or otherwise all intellectual property it uses in its Business. Seller has full rights of use for all unregistered trademarks and service marks and does not infringe on any third party rights. Seller's use of intellectual property does not conflict with or infringe on any patent, copyright, trade secret or other lawful proprietary right of any other party, and subject to no restriction, lien, encumbrance, right, title or interest in others. All intellectual property that is not in the public domain stands solely in the name of Seller and not in the name of any shareholder, director, officer, agent, partner or employee of anyone else known to Seller, and none of the same has any right, title, interest, restriction, lien or encumbrance therein or thereon or thereto. An accurate summary of all Intellectual Property licenses pertaining to the foregoing is set forth on Schedule 4.7. Except as set forth on Schedule 4.7, Seller has not granted or assigned to any other person or entity any right to license, distribute, manufacture, assemble or sell the products or proposed products or to provide the services or proposed services of Seller. To the knowledge of Seller, all patents, copyrights, trademarks, service marks and federal, state and foreign registrations thereof, are valid and in full force and effect and are not subject to any taxes, maintenance fees, or actions falling due within one-hundred eighty (180) days after the date hereof.

     4.8...YEAR 2000; NO ADVERSE WARRANTIES.

     Each relevant component of Seller's Intellectual Property is adequate to support the Business as currently conducted and as expected to be conducted. Without limiting the generality of the foregoing, (i) this Section 4.8 includes design, function, and performance capabilities such that the Intellectual
Property will not abnormally end or have invalid or incorrect results from and/or performance or functional degradation because of the then-current date;
(ii) the design and function of Seller's Intellectual Property ensures year 2000 functionality and includes, without limitation, date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the then current century; and (iii) Seller's Intellectual Property is otherwise year 2000 compliant with present capability to implement year 2000 century date conversion without material additional cost or devotion of management, employees, or other resources, and will suffer no material adverse disruption resulting from such date conversion. Seller has made or provided no warranty or guarantee, or other assurance, express or implied, to any other person that any products or services sold or provided by Seller are year 2000 date compliant in any respect or otherwise will not or are not likely to experience year 2000 century recognition or functionality difficulties.

     4.9...LITIGATION.

     There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened by or against, or otherwise affecting the Business at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority. Seller does not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation. No claim, action, suit, proceeding or investigation set forth in on Schedule 4.9, could, if adversely decided, have a material adverse effect on the condition (financial or otherwise), Acquired Assets, liabilities, earnings or prospects of the Business.

     4.10..PRODUCT AND SERVICE WARRANTIES.

     Except as described on Schedule 4.10 hereto, Seller has not given or made any warranties to third parties with respect to any products supplied or services performed in respect of the Business which may still be in effect at any time after the date hereof, except for warranties imposed by law. Except as described on Schedule 4.10, there have been no claims or investigations made with respect to any product or service warranties which have not been fully settled and resolved or any unresolved warranty claims. Seller does not know or have any reason to know of any basis for any other claim or investigation.

     4.11..CONTRACTS.

     Schedule 4.11 is a list of contracts as provided below relating to the Business, the Acquired Assets and the Assumed Liabilities. Seller has delivered to Buyer correct and complete copies of each listed document. Schedule 4.11 includes all the contracts to which Seller is a party or by which it is bound and which relate to the Business or the operation thereof, the Acquired Assets or the Assumed Liabilities.

     4.12..CONSENTS AND APPROVALS.

     Seller has, or will have by Closing, obtained all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Seller.

     COMPLIANCE WITH APPLICABLE LAW. Seller has in the past duly complied and is presently duly complying, in all material respects, in the conduct of the Business and the ownership of the Acquired Assets with all material applicable laws, whether statutory or otherwise, rules, regulations, orders, ordinances, judgments and decrees of all governmental authorities (federal, state, local or otherwise) (collectively, "laws"). Seller has not received any notice of, or notice of any investigation of, a possible violation of any applicable laws, or any other law or requirement relating to or affecting the operations or properties of Seller. Notwithstanding the foregoing, the representations of Seller with respect to environmental matters shall be as set forth in Section 4.13.

     4.14..EMPLOYEES AND EMPLOYEE RETENTIONS.

     Seller is not a party to any consulting or employment agreements. Seller has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, and the payment of Social Security and other taxes, and occupational health and safety. Seller is not involved in any labor dispute nor, to Seller's knowledge, is any such dispute threatened.

     4.15..EMPLOYEE BENEFIT PLANS.

     (a)...Schedule 4.15 sets forth an accurate and compete list of each employee benefit plan (as such term is defined in Section 3(3) of ERISA), and any other employee benefit PLAN OR ARRANGEMENT (EACH OF THE FOREGOING, A "BENEFIT PLAN") currently maintained or contributed to by Seller or with respect to which Seller has or may have any material liability.

          (i)...Seller has no liability or potential liability with respect to any multiemployer plan (as defined in Section 3(37) of ERISA) or under Title IV of ERISA.

          (ii)..No Benefit Plan provides health, medical or life insurance benefits with respect to current or former employees of Seller beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, or (ii) benefits the full cost of which are borne by the current or former employee (or his or her beneficiary).

          (iii).Each of the Benefit Plans has been administered in accordance with its terms in all material respects and is in compliance in all material respects with applicable laws and regulations. Each of the Benefit Plans which is intended to be a qualified plan within the meaning of
     Section 401(a) of the Internal Revenue Code of 1986, as amended, and the trust forming a part thereof has received a favorable determination letter from the Internal Revenue Service to be so qualified, and nothing has occurred since the date of such determination that could adversely affect such qualification or tax-exempt status.

     4.16..ENVIRONMENTAL, HEALTH AND SAFETY MATTERS.

     (a)...Seller has complied with and is compliance with all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, ODOR OR RADIATION, EACH AS AMENDED AND AS NOW OR HEREAFTER IN EFFECT ("ENVIRONMENTAL HEALTH AND SAFETY REQUIREMENTS").

     (b)...Without limiting the generality of the foregoing, Seller has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of their facilities and the operation of the Business.

     (c)...Seller has not received any written, oral notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health and Safety Requirements.

     (d)...No events or conditions relating to the past or present facilities, properties or operations of the Seller will prevent, hinder or limit continued compliance with Environmental, Health and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health and Safety Requirements.

     4.17..PROFESSIONAL FEES.

     Seller has not done anything to cause or incur any liability or obligation for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and Seller does not know of any claim by anyone for such a fee, commission, expense or charge.

     4.18..AFFILIATE TRANSACTIONS.

     No officer, director or employee of Seller or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interests, is a party to any agreement, contract, commitment or transaction with Seller or its affiliates or which pertains to the Business.

     4.19..LIABILITIES.

     Except as reflected on Seller's latest financial statements, Seller has no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, including, without limitation, any guarantees or tax liabilities, other than liabilities incurred after the date of the Seller's latest financial statements in the ordinary course of business as a result of transactions or occurrences which do not and will not, either individually or in the aggregate, have a material adverse effect on the Acquired Assets or Business of Seller.

     4.20..FINANCIAL STATEMENTS.

     Attached to this Agreement as Schedule 4.20 are the audited financial statements of Seller for the period ended April 30, 1999. Such financial statements have been prepared in accordance with generally accepted accounting principals consistently applied throughout the periods involved. The financial statements fairly present the financial position of Seller as of their respective dates.

     4.21..NO ADVERSE CHANGE.

     Except as set forth on Schedule 4.20, since April 30, 1999, there has not been:

     (a)...any material adverse change in the Acquired Assets, the Business or the prospects of Seller or, to the knowledge of Seller, are any such changes threatened, anticipated or contemplated;

     (b)...any material and adverse dispute of any kind pending or threatened, anticipated or contemplated with any customer, supplier, source of financing, employee, landlord, subtenant or licensee of Seller, or any pending, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description which is reasonably likely to result in any material reduction in the amount, or any change in the terms or conditions, of business with any substantial customer, supplier or source of financing; or

     (c)...any pending, threatened, anticipated or contemplated occurrence or situation of any kind, nature or description peculiar to and likely to have a material adverse effect on the Acquired Assets or the Business.

     4.22..NO GENERAL SOLICITATION.

     Neither Seller, any of its affiliates nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

     4.23..FULL DISCLOSURE.

     Neither this Agreement, nor any Schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by Seller to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES BY BUYER

Buyer hereby represents and warrants to Seller as follows:

     5.1...AUTHORIZATION.

     Buyer has full corporate power and authority to enter into this Agreement and perform its obligations hereunder and carry out the transactions contemplated hereby. Prior to the Closing, Buyer will have taken all action required by law, its Articles of Incorporation, its Bylaws and otherwise to authorize the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

     5.2...ORGANIZATION AND GOOD STANDING.

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and in good standing in every jurisdiction in which the failure to be in good standing would have a material adverse effect on the Buyer. The transactions contemplated hereby will not impair Buyer's continuing existence, and immediately after the Closing, Buyer will continue to be a Utah corporation in good standing. A true and correct copy of Buyer's Articles of Incorporation as currently in effect is attached hereto as Exhibit A.

     5.3...NO VIOLATION.

     The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, (a) violate any provision, or result in the creation of any lien or security interest under, any agreement, indenture, instrument, lease, security agreement, mortgage or lien to which Buyer is a party or by which it is bound; (b) violate any provision of Buyer's Certificate of Incorporation or Bylaws; (c) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Buyer; or (d) violate any other contractual or legal obligation or restriction to which Buyer is subject.

     5.4...CAPITALIZATION; VALIDITY OF THE SHARES.

     The Shares, when issued to the Seller, will be duly authorized, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Shares will not be registered under the Act, and so will be "restricted" securities as defined in Rule 144 promulgated pursuant to the Act. As of the date hereof, 10,890,504 shares of the Buyer's common stock are issued and outstanding. Prior to the Closing, Buyer expects to issue an additional 4,600,000 shares of common stock to certain officers of Buyer in satisfaction of obligations owed to them. After giving effect to such transactions, and assuming no other issuances of additional shares of Buyer's common stock for any purpose, 15,490,504 shares of Buyer's common stock would be outstanding immediately prior to the Closing. Assuming the issuance of the shares at the Closing, a total of 104,490,504 shares of Buyer's common stock would then be outstanding, with Seller holding approximately 85.18% of such outstanding shares and Buyer's other shareholders holding the remaining 14.82% of the outstanding shares.

     5.5...CONSENTS AND APPROVALS.

     Buyer has obtained all consents, approvals, authorizations or orders of third parties, including governmental authorities, necessary for the authorization, execution and performance of this Agreement by Buyer. The execution, delivery and performance by Buyer of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official.

     5.6...PROFESSIONAL FEES.

     Buyer has not done anything to cause or incur any liability for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution and performance of this Agreement or the consummation of the transactions contemplated hereby, and Buyer does not know of any claim by anyone for such a commission or fee.

     5.7...SEC DOCUMENTS.

     Buyer has made available to Seller a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Buyer with the Securities AND EXCHANGE COMMISSION (THE "COMMISSION") since the beginning of its last full fiscal year (THE "SEC DOCUMENTS"), which are all the documents (other than preliminary materials) that Buyer was required to file with the Commission since such date. As of their respective dates, to Buyer's knowledge, the SEC Documents complied in all material respects with the requirements of the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. Except to the extent information contained in any SEC Document has been revised or superseded by a later filed SEC Document, to Buyer's knowledge, none of the SEC Documents currently contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. To Buyer's knowledge, the financial statements of Buyer included in the SEC Documents comply as to form in all material respects with the published rules and regulations of the Commission with respect thereto and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments which are not materially adverse) the consolidated financial position of Buyer as of the dates thereof and the consolidated result of their oprations and changes in financial position for the periods then ended.

     5.8...FULL DISCLOSURE.

     Neither this Agreement, nor any certificate or other instrument or document furnished or to be furnished by Buyer to Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading.

                                    ARTICLE 6

                       COVENANTS AND AGREEMENTS OF SELLER

     Seller agrees that from the date hereof unless otherwise consented to by Buyer in writing, it will fulfill the following covenants and agreements:

     6.1...CONDUCT OF BUSINESS.

     From the date hereof to the Closing, the Seller shall carry on the Business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact the Business and the Acquired Assets. Seller will incur no indebtedness or allow any liens to be imposed on any of the Acquired Assets without the prior written consent of Buyer.

     6.2...FURTHER ASSURANCES.

     At any time and from time to time after the Closing, at Buyer's request and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment, and delivery and confirmation and take such action as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Buyer and to place Buyer in possession and control of, and to confirm Buyer's title to, the Acquired Assets and the Business, and to assist Buyer in exercising all rights and enjoying all benefits with respect thereto.

     6.3...CONFIDENTIALITY.

     Seller will not issue any press release or other public disclosure relating to this Agreement or the transactions contemplated hereby without the approval of Buyer (which approval shall not be unreasonably withheld), and the request for such approval shall be accompanied by the text of the proposed disclosure and Buyer shall be provided with a reasonable opportunity for it and its counsel to review such text.

     6.4...CONSENTS AND APPROVALS.

     Seller shall, in a timely, accurate and complete manner, take all necessary corporate and other action and obtain and deliver at the Closing all consents, approvals, permits, licenses and amendments of agreements required of Seller to carry out the transactions contemplated in this Agreement.

                                    ARTICLE 7

                        COVENANTS AND AGREEMENTS OF BUYER

     Buyer agrees that from the date hereof unless otherwise consented to by Seller in writing, it will fulfill the following covenants and agreements:

     7.1...CONSENTS AND APPROVALS.

     Buyer shall use its commercially reasonable efforts to obtain and deliver at Closing all consents and approvals required of Buyer to carry out the transactions contemplated in this Agreement.

     7.2...PRESS RELEASE; FILING OF 8-K.

     Buyer will promptly prepare and issue a press release regarding the execution of this Agreement, as it determines to be appropriate to satisfy its disclosure obligations under applicable securities laws, and will permit Buyer to review and comment on the form of the press release prior to its issuance. Buyer will also prepare and cause to be timely filed with the Commission a current Report Form 8-K describing this Agreement and the transactions contemplated thereby.

                                    ARTICLE 8

                        CONDITIONS TO BUYER'S OBLIGATIONS

     All obligations of Buyer hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     8.1...REPRESENTATIONS AND WARRANTIES.

     The representations and warranties made by Seller in this Agreement and the statements contained in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing.

     8.2...PERFORMANCE BY SELLER.

     Seller shall have performed and complied with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed.

     8.3...CERTIFICATE OF SELLER.

     Seller shall have delivered to Buyer a certificate, dated as of the Closing, certifying as to the fulfillment of the conditions specified in Sections 8.2 and 8.3 hereof.

     8.4...CLOSING DELIVERIES.

     All other documents and items specified in this Agreement to be delivered by Seller at the Closing shall be so delivered, and shall be in form and substance satisfactory to Buyer and its counsel.

     8.5...CONSENTS AND APPROVALS.

     Buyer shall have received from Seller executed counterparts of all consents required for the consummation of the transactions contemplated hereby, including without limitation all consents of third parties relating to the Acquired Assets or the Assumed Liabilities, all of which consents shall be in form and substance satisfactory to Buyer and its counsel. Buyer shall have also confirmed that all corporate actions, approvals, consents and filings required of Buyer or its directors and shareholders have been duly obtained.

     8.6...LEGAL DUE DILIGENCE REVIEW.

     Buyer shall have completed a legal due diligence review of the Seller, including, without limitation, a review of the Buyer, Acquired Assets and the Business, and the results of such due diligence review shall have been reasonably satisfactory to Buyer in its sole discretion.

     8.7...EXECUTION OF INVESTMENT REPRESENTATION LETTER.

     Each shareholder of Seller shall have executed an Investment Representation Letter in the form of Exhibit B, unless otherwise agreed by Buyer.

     8.8...CONFIRMATION OF VALUE.

     Buyer shall have determined, to its satisfaction, by investigation, valuation or otherwise, that the Acquired Assets represent fair value for the Shares, and that the transactions contemplated hereby will be fair and reasonable to Buyer and its shareholders, and in the best interests of Buyer and its Shareholders.

     8.9...CONFIRMATION OF AVAILABILITY OF EXEMPTION.

     Buyer shall have confirmed to its satisfaction that the issuance of the Shares to Seller and, if applicable, the distribution of the Shares by Seller to its shareholders, will be effected in compliance with applicable state and federal securities laws, in transactions exempt from applicable registration requirements.

                                    ARTICLE 9

                       CONDITIONS TO SELLER'S OBLIGATIONS

     All obligations of Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

     9.1...CERTIFIED ARTICLES AND GOOD STANDING CERTIFICATES.

     Seller shall have received a certified copy of Buyer's Articles of Incorporation and a Good Standing Certificate relating to Buyer from the Division, as described in Section 3.2 above.

     9.2...REPRESENTATIONS AND WARRANTIES.

     The representations and warranties made by Buyer in this Agreement shall be true when made and at and as of the time of the Closing as though such representations and warranties were made at and as of such date.

     9.3...PERFORMANCE BY BUYER.

     Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be so complied with or performed.

     9.4...CERTIFICATE OF BUYER.

     Buyer shall have delivered to Seller a Certificate, dated as of the Closing, certifying as to the fulfillment of the conditions specified in Sections 9.2 and 9.3 hereof.

     9.5...CLOSING DELIVERIES.

     All other documents and items specified in this Agreement to be delivered by Buyer at the Closing shall be so delivered, and shall be in form and substance satisfactory to Seller and its counsel.

     9.6...OBLIGATIONS TO PAUL INGRAM AND JOHN NAYLOR.

     Buyer shall have satisfied its obligations to compensate Paul Ingram and John Naylor for services rendered to Buyer through the issuance of up to 4,600,000 shares of Buyer's common stock.

     9.7...COMPOSITION OF BOARD OF DIRECTORS.

     All of the current members of Buyer's Board of Directors shall have submitted their WRITTEN RESIGNATIONS, EFFECTIVE AS OF THE CLOSING, AND,
                           AND shall have been appointed to serve as members of
Buyer's Board of Directors, effective as of the Closing.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1..EXPENSES.

     All fees and expenses incurred by Seller, including without limitation legal fees and expenses, in connection with this Agreement will be borne by Seller and all fees and expenses incurred by Buyer, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by Buyer.

     10.2..ASSIGNABILITY: PARTIES IN INTEREST.

     Neither Buyer nor Seller may assign, transfer or otherwise dispose of any of its rights hereunder without the prior written consent of the other party. Any such assignee shall assume all of Assignor's duties, obligations and undertakings hereunder, but the assignor shall remain liable thereunder. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto.

     10.3..ALLOCATION OF PURCHASE PRICE.

     The Purchase Price for the Acquired Assets shall be allocated as set forth in Schedule 10.3 attached hereto and made a part hereof. The parties hereto agree to follow such allocation for Federal and State income tax purposes.

     10.4..ENTIRE AGREEMENT: AMENDMENTS.

     This  Agreement,   including  the  exhibits,  Schedules,  lists  and  other
documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

     10.5..HEADINGS.

     The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

     10.6..SEVERABILITY.

     The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

     10.7..NOTICES.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by electronic facsimile transmission, cable, telegram, telex, or other standard form of telecommunications, by overnight courier or registered or certified mail, postage prepaid, return receipt requested as follows:

If to Buyer:

Mason Oil Company, Inc.
Post Office Box 1566
Sarasota, Florida  34230
Attention:  Paul Ingram, President
Facsimile:  (941) 351-3102

with a copy to:

Chris Anderson, Esq.
Snell & Wilmer, L.L.P.
111 East Broadway, Suite 900
Salt Lake City, Utah  84111
Facsimile: (801) 237-1950

If to Seller:

Brandmakers, Inc.
1324 Capital Circle, N.W.
Laurenceville, Georgia  30043
Attention:  Mr. Geoff Williams, President
Facsimile:   ______________

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     10.8..GOVERNING LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without regard to its conflict of laws rules.

     10.9..COUNTERPARTS.

     This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart. All such executed counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of Buyer and Seller on the date first above written.

                                       BUYER:

                                       MASON OIL COMPANY, INC.


                                       BY: /s/ Paul Ingram
                                           Paul Ingram
                                           President


                                       SELLER:

                                       BRANDMAKERS, INC.



                                       BY: /s/ Geoff Williams
                                           Geoff Williams
                                           President